Item #

Date of Purchase

Fund Name

SSC Fund Code

Money Manager

CUSIP

Issuer

Broker

Underwriter(s)

Affiliated Underwriter in the Syndicate

Amount of Purchase ($) - As reported by Manager Amount of Purchase ($)

Amount of Offering ($)

Purchase Price Net of Fees and Expenses

Offering Price at Close of First Business Day

“Commission, Spread or Profit”

1st Quarter 2012

264

1/9/2012

RIF Core Bond Fund

GUE3

“Goldman Sachs Asset Management, L.P.”

29273RAQ2

Energy Transfer Partners JP Morgan Securities Credit Suisse Securities USA LLC;

JP Morgan Securities;

UBS Securities LLC; Wells Fargo Securities LLC;

BNP Paribas Securities Corp;

DNB Nor Markets Inc;

Merrill Lynch Pierce Fenner & Smith;

Mitsubishi UFJ Securities USA Inc;

PNC Capital Markets;

RBS Securities INC;

SunTrust Robinson Humphrey Inc;

US Bancorp Investments Inc Goldman Sachs & Co.

“$175,000.000”

“$1,000,000,000”

$99.758

$99.758

0.650%

265

3/13/2012

RIF Core Bond Fund

GUE3

“Goldman Sachs Asset Management, L.P.”

60688QAA3 Mizuho Corp Bank LTD Mizuho Bank of America Merrill Lynch; Deutsche Bank Securities Inc.; Goldman Sachs & Co; JP Morgan; Mizuho Securities USA Inc.; Barclays Bank PLC; BNP Paribas; Citigroup Global Markets Ltd; Credit Suisse; HSBC Bank PLC; KKR Financial Holdings LLC; UBS Securities LLC

Goldman Sachs & Co.

“$325,000.000”

“$1,500,000,000”

$99.837

$99.350

35.000%

2nd Quarter 2012

266

5/10/2012

Russell Strategic Bond Fund

CH78

“Goldman Sachs Asset Management, L.P.”

345397WC3

Ford Motor Credit Co LLC Morgan Stanley “Goldman Sachs & Co; HSBC Securities; Morgan Stanley & Co Inc.; RBS Securities Inc,; CIBC World Markets; Commerz Markets LLC; US Bancorp Investments Inc”

Goldman Sachs & Co.

“$600,000”

“$1,250,000,000”

$100.000

$100.000

0.400%

267

5/16/2012

Russell Strategic Bond Fund

CH78

“Goldman Sachs Asset Management, L.P.”

779382AP5

Rowan Companies Inc RBCCM “Citigroup Global Markets Inc, RBC Capital Markets LLC; Wells Fargo Securities LLC; Barclays Capital; DNB Markets; Goldman Sachs & Co; Merrill Lynch Pierce Fenner & Smith; Mitsubishi UFJ Securities USA Inc; Morgan Stanley & Co Inc”

Goldman Sachs & Co.

“$300,000”

“$500,000,000”

$99.333

$99.333

0.650%

3rd Quarter 2012

None